EXHIBIT 23.3



                  CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.


As the independent reserve engineers for Pioneer Natural Resources Company (Pioneer), Gaffney, Cline & Associates, Inc. (GCA) hereby confirms that it has granted and not withdrawn its consent to the reference in the Registration Statements (No. 333-88438, No. 333-35087, No. 333-35165, No. 333-39153, No.
333-39249,  No. 33-44851,  No. 333-35085 and No. 333-35175) on Form S-8 and (No.
333-88478,  No.  333-42315,  No.  333-44439  and No.  333-39381)  on Form S-3 as
disclosed by Pioneer in its Form 10-K submission to the United States Securities and Exchange Commission for the year ended December 31, 2003.




                                              GAFFNEY, CLINE & ASSOCIATES, INC.




                                              By: /s/ Rawdon J.H. Seager
                                                  -----------------------------
                                                  Rawdon J.H. Seager


Houston, Texas
February 2, 2004







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